Andatee China Marine Fuel Signs Ten Year Exclusive Cooperation Agreements to Supply Marine Fuel

2010-06-09 21:08

    DALIAN, China, June 9 /PRNewswire-Asia/ — Andatee China Marine Fuel Services Corporation ("Andatee") (Nasdaq: AMCF), the leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China, today announced that it has signed exclusive agreements with Haiyu Fishery Limited Corporation ("Haiyu") and Jinghai Group ("Jinghai") to supply marine fuel, on an exclusive basis, for a period of 10 years. Both Haiyu and Jinghai are located in Shandong Rongcheng City.

    Under the terms of the agreement with Jinghai, Andatee will guarantee the supply of up to 18,000 tons of marine fuel per year. In addition, during the cooperation period, Andatee will receive exclusive rights to operate, for a period of 10 years, in the Jinghai port area in return for an annual payment of RMB 1 million (approximately USD0.15 million) for the first three years. Similarly, under the terms of its arrangement with Haiyu, Andatee will guarantee the supply of up to 12,000 tons of marine fuel per year and will receive exclusive rights to operate, for a period of 10 years, in the Haiyu port area.

    Andatee expects RMB 135 million (approximately USD19.76 million) in revenue and RMB 5 million (approximately USD0.73 million) in net income from both exclusive agreements to contribute to its top-line growth and to be accretive to its annual earnings. During the remaining months of 2010, the Company expects to derive RMB 80 million in revenue (approximately USD 11.71 million) and RMB 3 million in net income (approximately USD 0.44 million) from these agreements.

    "We are very pleased to be able to cooperate with both Haiyu and Jinghai as it strengthens our capability to provide quality and stable supply of marine fuel in the region. We see this as a major milestone for Andatee and we believe we have the right strategy in place to rapidly expand our footprint in coastal cities in China," commented Mr. An, Chairman of the Board and Chief Executive Officer of Andatee.

About Andatee China Marine Fuel Services Corporation

Andatee China Marine Fuel Services Corporation ("Andatee") is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China. Andatee is headquartered in the City of Dalian, a key international shipping hub and an international logistics center in Northern China and maintains operations in Liaoning, Shandong and Zhejiang Provinces in the People's Republic of China.

Safe Harbor Relating to the Forward Looking Statements

    Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. As a result, investors should not place undue reliance on these  forward-looking statements. To the extent that any statements made here are not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly execute our business model, to realize the projected revenue and income from the exclusive arrangements with Jinghai and Haiyu, to manage and continue the Company's growth and expansion in building its supply and distribution network, to successfully integrate the recently acquired Mashan entity into the Company's existing infrastructure to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company's operating results, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission under the caption "Risk Factors" in such filings.

For more information, please contact:

Company Contact:
Mr. Wen Tong
Chief Financial Officer
Andatee China Marine Fuel Service Corp
Tel:   +86-411-8360-4683
Email: bill.wen@andatee.com
Web:   http://www.andatee.com

Investor Relations Contact:
Mr. Ed Job, CFA
Account Manager
CCG Investor Relations
Tel:   +86-21-3133-5075
Email: ed.job@ccgir.com
Web:   http://www.ccgirasia.com

Mr. Crocker Coulson
President
Tel: +1-646-213-1915 (NY Office)
Email: crocker.coulson@ccgir.com

RedChip Companies, Inc.
Jon Cunningham
Tel:   +1-800-733-2447 x107
Email: info@redchip.com